Exhibit (r)

780 North Water Street Milwaukee, WI 53202-3590 TEL 414-273-3500 Fax 414-273-5198 www.gklaw.com

April 28, 2008

VIA EDGAR

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C.  20549

RE:

Lifetime Achievement Fund, Inc.

Ladies and Gentlemen:

We represent Lifetime Achievement Fund, Inc. (the “Company”) in connection with its filing of Post- Effective Amendment No. 10 (the “Post-Effective Amendment”) to the Company’s Registration Statement (Registration Nos. 333-95817; 811-09749) on Form N-1A under the Securities Act of 1933 (the “Securities Act”) and the Investment Company Act of 1940.  The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, we hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Very truly yours,

GODFREY & KAHN, S.C.

/s/ Ellen R. Drought

Ellen R. Drought

OFFICES IN MILWAUKEE, MADISON, WAUKESHA, GREEN BAY AND APPLETON, WI, WASHINGTON DC, AND SHANGHAI PRC

GODFREY & KAHN IS A MEMBER OF TERRALEX®, A WORLDWIDE NETWORK OF INDEPENDENT LAW FIRMS